Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-135048) of Town Sports International Holdings, Inc. of our report dated March 9, 2007 relating to the financial statements, which appears in this Form 10-K for the year ended December 31, 2006.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, NY
March 9, 2007